UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2015

LATITUDE 360, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada	000-51644	20-5587756
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6022 San Jose Blvd.	32217
Jacksonville, FL	(Zip Code)
(Address of Principal Executive Offices)

(972) 771-4205

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 6, 2015, Latitude 360, Inc. (the “Company”) issued a press release announcing, among other things, selected unaudited financial and operational information for the first two months of 2015 (the “Preliminary Results Press Release”). A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in the Preliminary Results Press Release is preliminary and based upon information available to the Company as of the date of the Preliminary Results Press Release.  Items may be identified during the Company’s financial close process for the first quarter of 2015 that will require the Company to make adjustments.  As a result, the estimates included in the Preliminary Results Press Release are subject to risks and uncertainties, including possible adjustments to preliminary operating results.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.      Description

99.1       Press release issued March 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LATITUDE 360, INC.

By	/s/ Brent Brown
Name:	Brent Brown
Title:	CEO

Date: March 6, 2015

Exhibit Index

Exhibit No.	Description
99.1	Press release issued March 6, 2015.

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